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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-04731, Form S-8 No. 333-04733, Form S-8 No. 333-52565, Form
S-8 No. 333-118694) of our reports dated March 14, 2007, with respect to the consolidated financial statements and schedule of TechTeam Global, Inc., TechTeam Global, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TechTeam Global, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.


                                        /s/ Ernst & Young LLP

Detroit, Michigan
March 14, 2007